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EXHIBIT 10.2A

                          AMENDMENT NUMBER ONE TO THE
                        SENIOR OFFICERS SECURITY PLAN #2

    Pursuant to the power reserved in Section 9.1 of the Senior Officers Security Plan #2 ("Plan"), Stock Yards Bank and Trust Company, a Kentucky banking corporation ("Bank") hereby amends the Plan, effective as of April 1, 1997, as follows:

                                       1

    By amending Section 1.2 to read as follows:

    A "Change of Control" of the Holding Company shall be deemed to have occurred if:

    (i) any Person (as defined in this definition) is or becomes the Beneficial Owner (as defined in this definition) of securities of the Holding Company representing 20% or more of the combined voting power of the Holding Company's then outstanding securities (unless (A) such Person is the Beneficial Owner of 20% or more of such securities as of April 26, 1995 or
    (B) the event causing the 20% threshold to be crossed is an acquisition of securities directly from the Holding Company);

    (ii) during any period of two consecutive years beginning after April 26, 1995, individuals who at the beginning of such period constitute the Board of Directors of the Holding Company and any new director (other than a director designated by a person who has entered into an agreement with the Holding Company to effect a transaction described in clause (i), (iii) or
    (iv) of this Change of Control definition) whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board of Directors of the Holding Company;

    (iii) the shareholders of the Holding Company approve a merger or consolidation of the Holding Company with any other corporation (other than a merger or consolidation which would result in the voting securities of the Holding Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation), in combination with voting securities of the Holding Company or such surviving entity held by a trustee or other fiduciary pursuant to any employee benefit plan of the Holding Company or such surviving entity or of any subsidiary of the Holding Company or such surviving entity, at least 80% of the combined voting power of the securities of the Holding Company or such surviving entity outstanding immediately after such merger or consolidation); or

    (iv) the shareholders of the Holding Company approve a plan of complete liquidation or dissolution of the Holding Company or an agreement for the sale or disposition by the Holding Company of all or substantially all of the Holding Company's assets.

    (c) For purposes of the definition of Change of Control, "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, as supplemented by Section 13(d)(3) of such Act; provided, however, that Person shall not include (i) the Holding Company, any subsidiary or any other Person controlled by the Holding Company, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of the Holding Company or of any subsidiary, or (iii) a corporation owned, directly or indirectly, by the shareholders of the Holding Company in substantially the same proportions as their ownership of securities of the Holding Company.

    (d) For purposes of the definition of Change of Control, a Person shall be deemed the "Beneficial Owner" of any securities which such Person, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of, including pursuant to any agreement, arrangement or understanding (whether
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    or not in writing); provided, however, that: (i) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (x) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder or (y) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder; in either case described in clause (x) or clause (y) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Securities Exchange Act of 1934, as amended (or any comparable or successor report); and (ii) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

                                         2

    By amending Section 3.3 to read as follows:

    If a Member has attained age 65, the Death Benefit shall be the present value of the vested Retirement Benefit (or, for a Member in pay status receiving his Retirement Benefit, the present value of any remaining unpaid portion of the vested Retirement Benefit) determined under Section 5.2 in lieu of any other Death Benefit provided for herein or in the Plan Agreement.

                                         3

    By amending Section 4.1 to read as follows:

    If an Employee, while employed, becomes Totally Disabled before age 65, and if such Total Disability continues for more than six (6) months, such Member shall be entitled to the disability benefit, if any, provided in the Plan Agreement (as in effect for such Employee at the time of the Total Disability) for so long as the Total Disability continues, but in no event shall such disability benefit be paid or continue to be paid after the Member's 65th birthday.

                                         4

    By amending Section 4.3 to read as follows:

    If while entitled to the disability benefit, if any, under Section 4.1, a Member obtains the age of 65, he shall thereupon retire.

                                         5

    By amending the first sentence of Section 4.5 to read as follows:

    The date of payment of the disability benefit under Section 4.1 shall be determined by the Committee.

                                         6

    By amending Section 5 to read as follows:

    5.1 (a) Unless a Change of Control occurs, the Bank shall pay (or cause to be paid) such Member's vested interest in his Retirement Benefit, as set forth in his Plan Agreement, to such Member commencing as soon as possible following the later of the Member's retirement or the Member's attaining age 65.

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    (b) If a Change of Control occurs, then in lieu of the payment set forth in
    Section 5.1(a), the Bank shall pay or cause to be paid to such Member as soon as possible (and in any event within 30 days) following the Change of Control, as a Retirement Benefit, an amount equal to the then present value of such Member's vested interest in his Retirement Benefit, as set forth in his Plan Agreement at the time the Change of Control occurs; provided, however, for a Member who has already received a portion of his Retirement Benefit at the time a Change of Control occurs, the amount payable upon the Change of Control shall be the then present value of any remaining unpaid portion of the vested Retirement Benefit. Any payment under this Section 5.1(b) shall be made in a single lump sum notwithstanding any provision to the contrary in the Plan Agreement. For purposes of determining the present value of any such Retirement Benefit, a 7% interest assumption shall apply for any Member whose employment as an Employee terminated before the Change of Control occurs other than Member in pay status receiving his Retirement Benefit at the time a Change of Control occurs and a 5% interest assumption shall apply for any Member who is employed as an Employee on the date a Change of Control occurs or who is in pay status receiving his Retirement Benefit on such date.

    5.2 If a Member shall die after reaching age 65, but before his entire vested Retirement Benefit has been paid to him, the present value of the Retirement Benefit payments then remaining unpaid to such Member discounted at 7% to the date of death shall be paid to such Member's Beneficiary, in a single lump sum at the time of his death.

    5.3 If a Member dies under the circumstances set forth in Section 5.2, then no Death Benefit as provided for in Sections 3.1 and 3.2 shall be payable to his Beneficiary, but such Beneficiary shall receive his Retirement Benefit payment as set forth in Section 5.2.

    5.4 If Employee has attained the age of 60 or a Change of Control has occurred, the Retirement Benefit may be altered by mutual agreement of the Employee and the Bank.

    5.5 Notwithstanding any provision to the contrary, no Retirement Benefit, even if vested, shall be paid under any circumstances to a Member on whose behalf a Death Benefit under Section 3.1 or Section 3.2 is paid.

                                         7

    By amending Section 6.1 to read as follows:

    A Member shall become 100% vested in all benefits provided under this Plan and his Plan Agreement if, while the Member is an Employee, such Member becomes Totally Disabled or a Change of Control occurs. If a Member ceases to be an Employee for any reason other than a Total Disability before a Change of Control occurs, the Member's vested interest in the benefits provided under this Plan and his Plan Agreement shall be determined as of the date he ceases to be an Employee in accordance with the vesting schedule set forth in his Plan Agreement based on his Years of Service. A Year of Service shall mean each 12 consecutive month period of employment as an Employee beginning on a Member's first date of employment as an Employee and on each anniversary of that date. If a Member ceases to be an Employee during any such 12 month period of employment, no credit will be given for vesting purposes for such partial year of employment. A Member's employment as an Employee shall be deemed to include any leave of absence (as described in Section 13.1) taken by a Member while employed by the Bank provided the Member was an Employee at the time the leave of absence began. The Bank in its sole discretion may waive all or any part of a Member's vesting schedule.

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                                         8

    By amending Section 17.4 to read as follows:

    Except to the extent preempted by federal law, the Plan and Plan Agreement shall be governed and construed under the laws of the Commonwealth of Kentucky.

    IN WITNESS WHEREOF, Stock Yards Bank and Trust Company has executed this
Amendment Number One this     day of April, 1997.

                                          STOCK YARDS BANK AND TRUST COMPANY
                                          By:
                                          Title:

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